UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

    On May 5, 2008, Riverview Bancorp, Inc. issued its earnings release for the quarter and year ended March 31, 2008.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

            (d)          Exhibits

    99.1        News Release of Riverview Bancorp, Inc. dated May 5, 2008.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: May 5, 2008	/s/Ronald A. Wysaske
Ronald A. Wysaske
President and Chief Operating Officer
(Principal Executive Officer)

Exhibit 99.1

News Release Dated May 5, 2008

Contacts:    Pat Sheaffer or Ron Wysaske,
                     Riverview Bancorp, Inc. 360-693-6650

Riverview Bancorp Earns $8.6 Million in Fiscal 2008
Net Loans Increased 11% to $757 Million

Vancouver, WA – May 5, 2008 – Riverview Bancorp, Inc. (NASDAQ GSM: RVSB) today reported results for fiscal year end and fourth quarter ended March 31, 2008.  “The Northwest economy has been impacted by the real estate slowdown that is affecting the whole country, but our local markets remain among the best in the USA”, said Pat Sheaffer, Chairman and CEO. “Riverview, in many ways, is as strong or stronger than the previous year, which was our best year ever. Strength in our local markets, growth in customers, our balance sheet, and our multiple sources of revenue, create opportunities for Riverview in our market area.”

Fourth quarter net income was $1.2 million, or $0.11 per diluted share, compared to $2.8 million, or $0.24 per diluted share, in the fourth quarter of fiscal 2007.  A $1.8 million provision for loan losses in the fourth quarter 2008, compares to a $100,000 provision in fourth quarter 2007. For fiscal year 2008, net income was $8.6 million, or $0.79 per diluted share, compared to $11.6 million, or $1.01 per diluted share, in fiscal 2007.  Again, the 2008 provision of $2.9 million compared to the 2007 provision of $1.4 million explains most of the difference.

“In fiscal 2008 changes in the economy affected the local markets that we served.  While loan growth has remained strong, we have seen a marked slowdown in residential real estate sales in all our markets which directly impacted our land development and speculative construction lending,” said Sheaffer.  “We believe our actions to strengthen our allowance for loan losses and address these issues immediately is prudent for our future success.  Even with these aggressive steps to meet credit quality concerns, our fourth quarter and fiscal 2008 results show that we remain well positioned to pursue our strategies for growth over the long term.”

“The local housing markets have slowed to a more moderate pace compared to the last few years and as a result, our one-to-four family real estate construction portfolio is now down to $93 million from $110 million a year ago,” said Ron Wysaske, President and COO.  “Despite the slowing housing market, population growth in the Southwest Washington and metropolitan Portland, Oregon area remains strong.  We will continue to focus on our customers’ needs in order to expand our existing relationships while looking to add new customers.  We believe this presents an excellent opportunity for us to grow in fiscal 2009.”

Fiscal 2008 Highlights (at or for the period ended March 31, 2008, compared to March 31, 2007)
·         Net income was $8.6 million, or $0.79 per diluted share.
·         Added $1.5 million more to the loan loss provision than a year ago.
·         Net interest margin was 4.66% for the year.
·         Net loans increased 11% to $757 million.
·         Riverview Asset Management Corp. increased assets under management 16% to $330.5 million.
·         Asset management fees increased 14% to $2.1 million.
·         Capital position remains strong – Riverview remains “well-capitalized” with the total capital ratio at 10.99%.

Credit Quality

“We have always placed a strong emphasis on managing asset quality by applying a disciplined approach to the approval process and monitoring the loan portfolio for signs of deterioration,” said Wysaske.  “Since we have recently seen an increase in nonperforming loans, we proactively added to our reserves for possible loan losses.”  As expected, non-performing assets increased to $8.2 million, or 0.92% of total assets, at March 31, 2008, compared to $1.1 million, or 0.14% of total assets, at December 31, 2007 and $226,000, or 0.03% of total assets, at March 31, 2007.  The increase is comprised primarily of three borrowers, which include one land development loan for $3.9 million, one commercial loan

Riverview Bancorp, Inc. Fiscal 2008 Earnings
May 5, 2008

for $1.1 million and two construction loans to the same borrower for $1.9 million.  Riverview had a total of $7.7 million in non-performing loans and $494,000 in other real estate owned (OREO) at the end of March 2008.  The allowance for loan losses, including unfunded loan commitments of $337,000, was $11.0 million, or 1.44% of net loans at year end, compared with $9.9 million, or 1.37% of total loans at December 31, 2007, and $9.0 million, or 1.31% of net loans, a year ago.  Management believes the allowance for loan losses is adequate and appropriate based on its current analysis of the loan portfolio’s credit quality and current economic conditions.  Net loan charge-offs were $866,000, or 0.11% of total loans, for the year ended March 31, 2008.

Operating Results

For the fourth quarter of fiscal 2008, the net interest margin was 4.41% compared to 4.71% in the previous linked quarter and 4.95% in the fourth fiscal quarter a year ago.  For fiscal 2008, the net interest margin was 4.66% compared to 5.01% in fiscal 2007.  “Margin compression continued to be a challenge for Riverview, as well as the entire banking industry.  We expect improved spreads in light of the Federal Reserve rate cuts in January and March, and anticipate our margin will stabilize as our interest-bearing deposits re-price,” said Wysaske.

Net interest income in the fourth fiscal quarter of 2008 was $8.6 million compared to $9.1 million in the fourth fiscal quarter a year ago, largely due to interest-bearing assets re-pricing down faster than interest-bearing liabilities as a result of the recent Federal Reserve rate cuts.  Non-interest income was unchanged at $2.2 million for the quarter, compared to the same quarter a year ago.

For fiscal 2008, net interest income was $35.0 million, compared to $36.5 million in fiscal 2007.  Non-interest income was $8.9 million for the year compared to $9.0 million a year ago.  “Although fee income from Riverview Asset Management Corp. increased 14% during the year, it was offset by declining mortgage broker loan fees reflecting the continued slowdown in the real estate market,” added Wysaske.

“During the fourth fiscal quarter we moved into our new Hazel Dell branch, which replaced an existing branch.  In the third quarter we opened a new lending center in Clackamas, Oregon, which houses three commercial lending officers, creating our second lending center to serve the east Portland area,” said Sheaffer.  “The hiring of these additional quality lenders has helped contribute to our continued loan growth in the fourth quarter and we believe will generate a good deal of new business in the future.”  Non-interest expenses were $7.2 million in the fourth quarter of fiscal 2008, and $27.8 million for the fiscal year, compared to $6.9 million and $26.4 million for the respective periods a year ago, reflecting the opening of new facilities and the continued expansion of the lending team.

The efficiency ratio was 66.46% for the fourth quarter, compared to 60.75% in the fourth quarter a year ago and 63.40% for all of fiscal 2008, compared to 57.85% a year ago.  “The increase in our efficiency ratio reflects the decline in net interest margin and the increase in non-interest expense due to our new facilities and expanded lending team,” said Wysaske.  “As we grow into our increased capacity we expect our efficiency ratio will improve.”

Riverview’s return on average assets was 0.54% for the fourth quarter and 1.04% for the year, compared to 1.36% and 1.43% for the fourth quarter and full year fiscal 2007.  Return on average equity was 4.92% for the quarter and 8.92% for fiscal 2008, compared to 11.11% and 11.88%, respectively, for the same periods last year.

Balance Sheet Growth

Total assets increased 8% to $887 million at March 31, 2008, compared to $820 million a year ago.

“The recent growth in our loan portfolio is a direct result of the expansion of the lending team throughout the year,” Wysaske said.  “Our plan remains to keep a well-diversified, high quality loan portfolio.”  Net loans were up 11% to $757 million at March 31, 2008, compared to $683 million a year ago and up $41 million, or 6%, over the linked December 2007 quarter end.  At March 31, 2008, commercial loans and construction loans accounted for 70% and 19%, respectively, of our total loan portfolio compared to 65% and 24% at March 31, 2007.

Riverview Bancorp, Inc. Fiscal 2008 Earnings
May 5, 2008

The following table breaks out the composition of commercial and construction loan types based on loan purpose:

COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOAN TYPES BASED ON LOAN PURPOSE

	Commercial		Other
	& Construction		Real Estate	Real Estate
March 31, 2008	Total	Commercial	Mortgage	Construction
	(Dollars in thousands)
Commercial	$ 109,585	$ 109,585	$ -	$ -
Commercial construction	55,277	-	-	55,277
Office buildings	88,106	-	88,106	-
Warehouse/industrial	39,903	-	39,903	-
Retail/shopping centers/strip malls	70,510	-	70,510	-
Assisted living facilities	28,072	-	28,072	-
Single purpose facilities	65,756	-	65,756	-
Land	108,030	-	108,030	-
Multi-family	29,045	-	29,045	-
One-to-four family	93,354	-	-	93,354
Total	$ 687,638	$ 109,585	$ 429,422	$ 148,631

Riverview does not have sub-prime residential real estate in its loan portfolio and does not believe that it has any exposure to sub-prime lending in its Mortgage Backed Securities portfolio.

“We are continuing to expand our commercial banking products by offering remote deposit capture of checks to selected customers and enhancing our cash management product line, in an effort to grow our core deposit business,” added Wysaske.  Total deposits were $667 million at March 31, 2008, compared to $665 million a year ago.  On a linked quarter basis, total deposits increased $44 million, or 7% over the past three months.  Non-interest checking balances represent 12% of total deposits and interest checking balances represent 15% of total deposits.  Core deposits, defined as all deposits excluding certificates of deposit, were $401 million at the end of March 2008, and represent 60% of total deposits.

The following table breaks out deposits by category:

	March 31, 2008		December 31, 2007		March 31, 2007
	(Dollars in thousands)
DEPOSIT DATA
Interest checking	$ 102,489	15.37%	$ 112,062	18.00%	$ 144,451	21.71%
Regular savings	27,401	4.11%	26,216	4.21%	29,472	4.43%
Money market deposit accounts	189,309	28.38%	210,084	33.74%	205,007	30.81%
Non-interest checking	82,121	12.31%	80,710	12.96%	86,601	13.01%
Certificates of deposit	265,680	39.83%	193,538	31.09%	199,874	30.04%
Total deposits	$ 667,000	100.00%	$ 622,610	100.00%	$ 665,405	100.00%

Shareholders’ Equity

Shareholders’ equity was $92.6 million, compared to $100.2 million a year ago.  Book value per share was $8.48 at the end of March 2008, compared to $8.56 a year earlier.  During the fiscal year, 875,000 shares have been purchased on the open market under the announced Repurchase Plans.  Under the current Repurchase Plan announced June 21, 2007, there are 125,000 shares remaining to be purchased.  Riverview’s capital position remains strong, as the bank remains “well-capitalized.”  At March 31, 2008, the total capital ratio was 10.99% compared to 11.29% at December 31, 2007 and 11.38% at March 31, 2007.

Riverview Bancorp, Inc. Fiscal 2008 Earnings
May 5, 2008

Conference Call

The management team of Riverview Bancorp will host a conference call on Tuesday, May 6, at 8:00 a.m. PDT, to discuss fiscal 2008 results.  The conference call can be accessed live by telephone at 303-262-2211.  To listen to the call online go to the “About Riverview” page of Riverview’s website at www.riverviewbank.com.

About the Company

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington – just north of Portland, Oregon on the I-5 corridor.  With assets of $887 million, it is the parent company of the 85 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp.  There are 18 branches, including ten in fast growing Clark County, three in the Portland metropolitan area and four lending centers.  The Bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives.  These factors include but are not limited to:  RVSB’s ability to acquire shares according to internal repurchase guidelines, regional economic conditions and the company’s ability to efficiently manage expenses.  Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Riverview Bancorp, Inc. Fiscal 2008 Earnings
May 5, 2008

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Balance Sheets
March 31, 2008 and 2007
	March 31,	March 31,
(In thousands, except share data) (Unaudited)	2008	2007
ASSETS

Cash (including interest-earning accounts of $14,238 and $7,818)	$ 36,439	$ 31,423
Loans held for sale	-	-
Investment securities available for sale, at fair value
(amortized cost of $7,825 and $19,258)	7,487	19,267
Mortgage-backed securities held to maturity, at amortized
cost (fair value of $892 and $1,243)	885	1,232
Mortgage-backed securities available for sale, at fair value
(amortized cost of $5,331 and $6,778)	5,338	6,640
Loans receivable (net of allowance for loan losses of $10,687
and $8,653)	756,538	682,951
Real estate and other personal property owned	494	-
Prepaid expenses and other assets	2,679	1,905
Accrued interest receivable	3,436	3,822
Federal Home Loan Bank stock, at cost	7,350	7,350
Premises and equipment, net	21,026	21,402
Deferred income taxes, net	4,571	4,108
Mortgage servicing rights, net	302	351
Goodwill	25,572	25,572
Core deposit intangible, net	556	711
Bank owned life insurance	14,176	13,614
TOTAL ASSETS	$ 886,849	$ 820,348

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposit accounts	$ 667,000	$ 665,405
Accrued expenses and other liabilities	8,654	9,349
Advance payments by borrowers for taxes and insurance	393	397
Federal Home Loan Bank advances	92,850	35,050
Junior subordinated debentures	22,681	7,217
Capital lease obligation	2,686	2,721
Total liabilities	794,264	720,139

SHAREHOLDERS’ EQUITY:
Serial preferred stock, $.01 par value; 250,000 authorized,
issued and outstanding, none	-	-
Common stock, $.01 par value; 50,000,000 authorized,
March 31, 2008– 10,913,773 issued and outstanding;	109	117
March 31, 2007 – 11,707,980 issued and outstanding;
Additional paid-in capital	46,799	58,438
Retained earnings	46,871	42,848
Unearned shares issued to employee stock ownership trust	(976)	(1,108)
Accumulated other comprehensive loss	(218)	(86)
Total shareholders’ equity	92,585	100,209

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 886,849	$ 820,348

Riverview Bancorp, Inc. Fiscal 2008 Earnings
May 5, 2008

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
Consolidated Statements of Income for the Three and Twelve	Three Months Ended March 31,		Twelve Months Ended
Months Ended March 31, 2008 and 2007	March 31,		March 31,
(In thousands, except share data) (Unaudited)	2008	2007	2008	2007
INTEREST INCOME:
Interest and fees on loans receivable	$ 14,286	$ 15,276	$ 58,747	$ 59,496
Interest on investment securities-taxable	85	195	488	854
Interest on investment securities-non taxable	31	38	142	163
Interest on mortgage-backed securities	69	96	323	421
Other interest and dividends	137	117	982	366
Total interest income	14,608	15,722	60,682	61,300

INTEREST EXPENSE:
Interest on deposits	4,580	5,829	22,143	20,507
Interest on borrowings	1,456	833	3,587	4,275
Total interest expense	6,036	6,662	25,730	24,782
Net interest income	8,572	9,060	34,952	36,518
Less provision for loan losses	1,800	100	2,900	1,425

Net interest income after provision for loan losses	6,772	8,960	32,052	35,093

NON-INTEREST INCOME:
Fees and service charges	1,268	1,432	5,346	5,747
Asset management fees	539	479	2,145	1,874
Gain on sale of loans held for sale	92	101	368	434
Loan servicing income	16	30	126	155
Gain on sale of credit card portfolio	-	-	-	133
Bank owned life insurance income	143	132	562	522
Other	156	44	335	169
Total non-interest income	2,214	2,218	8,882	9,034

NON-INTEREST EXPENSE:
Salaries and employee benefits	4,128	3,957	16,249	15,012
Occupancy and depreciation	1,296	1,293	5,146	4,687
Data processing	186	211	786	988
Amortization of core deposit intangible	37	44	155	184
Advertising and marketing expense	185	175	1,054	1,102
FDIC insurance premium	152	19	210	74
State and local taxes	210	190	741	644
Telecommunications	114	109	406	437
Professional fees	215	234	826	809
Other	645	619	2,218	2,416
Total non-interest expense	7,168	6,851	27,791	26,353

INCOME BEFORE INCOME TAXES	1,818	4,327	13,143	17,774
PROVISION FOR INCOME TAXES	656	1,563	4,499	6,168
NET INCOME	$ 1,162	$ 2,764	$ 8,644	$ 11,606

Earnings per common share:
Basic	$ 0.11	$ 0.24	$ 0.79	$ 1.03
Diluted	0.11	0.24	0.79	1.01
Weighted average number of shares outstanding:
Basic	10,669,554	11,385,327	10,915,271	11,312,847
Diluted	10,714,453	11,588,573	11,006,673	11,516,232

Riverview Bancorp, Inc. Fiscal 2008 Earnings
May 5, 2008

	At or for the year		At or for the nine months		At or for the year
	ended March 31,		ended December 31,		ended March 31,
	2008		2007		2007
FINANCIAL CONDITION DATA	(Dollars in thousands)
Average interest–earning assets	$ 751,023		$ 738,053		$ 731,089
Average interest-bearing liabilities	643,265		628,104		614,546
Net average earning assets	107,758		109,949		116,543
Non-performing assets	8,171		1,142		226
Non-performing loans	7,677		1,068		226
Allowance for loan losses	10,687		9,505		8,653
Allowance for loan losses and unfunded loan
commitments	11,024		9,912		9,033
Average interest-earning assets to average
interest-bearing liabilities	116.75%		117.50%		118.96%
Allowance for loan losses to
non-performing loans	139.21%		889.98%		3828.76%
Allowance for loan losses to total loans	1.39%		1.31%		1.25%
Allowance for loan losses and
unfunded loan commitments to total loans	1.44%		1.37%		1.31%
Non-performing loans to total loans	1.00%		0.15%		0.03%
Non-performing assets to total assets	0.92%		0.14%		0.03%
Shareholders’ equity to assets	10.44%		10.94%		12.22%
Number of banking facilities	20		20		19

LOAN DATA
Commercial and construction
Commercial	$ 109,585	14.28%	$ 99,259	13.68%	$ 91,174	13.18%
Other real estate mortgage	429,422	55.97%	391,878	54.03%	360,930	52.19%
Real estate construction	148,631	19.37%	150,951	20.81%	166,073	24.01%
Total commercial and construction	687,638	89.62%	642,088	88.52%	618,177	89.38%
Consumer
Real estate one-to-four family	75,922	9.90%	78,479	10.82%	69,808	10.10%
Other installment	3,665	0.48%	4,774	0.66%	3,619	0.52%
Total consumer	79,587	10.38%	83,253	11.48%	73,427	10.62%

Total loans	767,225	100.00%	725,341	100.00%	691,604	100.00%

Less:
Allowance for loan losses	10,687		9,505		8,653
Loans receivable, net	$ 756,538		$ 715,836		$ 682,951

Riverview Bancorp, Inc. Fiscal 2008 Earnings
May 5, 2008

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)
COMPOSITION OF COMMERCIAL AND CONSTRUCTION LOAN TYPES BASED ON LOAN PURPOSE
	Commercial		Other
	& Construction		Real Estate	Real Estate
	Total	Commercial	Mortgage	Construction
March 31, 2008	(Dollars in thousands)
Commercial	$ 109,585	$ 109,585	$ -	$ -
Commercial construction	55,277	-	-	55,277
Office buildings	88,106	-	88,106	-
Warehouse/industrial	39,903	-	39,903	-
Retail/shopping centers/strip malls	70,510	-	70,510	-
Assisted living facilities	28,072	-	28,072	-
Single purpose facilities	65,756	-	65,756	-
Land	108,030	-	108,030	-
Multi-family	29,045	-	29,045	-
One-to-four family	93,354	-	-	93,354
Total	$ 687,638	$ 109,585	$ 429,422	$ 148,631

March 31, 2007	(Dollars in thousands)
Commercial	$ 91,174	$ 91,174	$ -	$ -
Commercial construction	56,226	-	-	56,226
Office buildings	62,310	-	62,310	-
Warehouse/industrial	40,238	-	40,238	-
Retail/shopping centers/strip malls	70,219	-	70,219	-
Assisted living facilities	11,381	-	11,381	-
Single purpose facilities	41,501	-	41,501	-
Land	103,240	-	103,240	-
Multi-family	32,041	-	32,041	-
One-to-four family	109,847	-	-	109,847
Total	$ 618,177	$ 91,174	$ 360,930	$ 166,073

	At the year		At the nine months		At the year
	ended March 31,		ended December 31,		ended March 31,
	2008		2007		2007
	(Dollars in thousands)
DEPOSIT DATA
Interest checking	$ 102,489	15.37%	$ 112,062	18.00%	$ 144,451	21.71%
Regular savings	27,401	4.11%	26,216	4.21%	29,472	4.43%
Money market deposit accounts	189,309	28.38%	210,084	33.74%	205,007	30.81%
Non-interest checking	82,121	12.31%	80,710	12.96%	86,601	13.01%
Certificates of deposit	265,680	39.83%	193,538	31.09%	199,874	30.04%
Total deposits	$ 667,000	100.00%	$ 622,610	100.00%	$ 665,405	100.00%

Riverview Bancorp, Inc. Fiscal 2008 Earnings
May 5, 2008

RIVERVIEW BANCORP, INC. AND SUBSIDIARY
FINANCIAL HIGHLIGHTS
(Unaudited)
	At or for the three		At or for the twelve
	months ended March 31,		months ended March 31,
SELECTED OPERATING DATA	2008	2007	2008	2007
	(Dollars in thousands, except share data)
Efficiency ratio (4)	66.46%	60.75%	63.40%	57.85%
Efficiency ratio net of intangible amortization	65.73%	60.06%	62.78%	57.22%
Coverage ratio (6)	119.59%	132.24%	125.77%	138.57%
Coverage ratio net of intangible amortization	120.21%	133.10%	126.47%	139.55%
Return on average assets (1)	0.54%	1.36%	1.04%	1.43%
Return on average equity (1)	4.92%	11.11%	8.92%	11.88%
Average rate earned on interest-earned assets	7.51%	8.58%	8.09%	8.40%
Average rate paid on interest-bearing liabilities	3.55%	4.28%	4.00%	4.03%
Spread (7)	3.96%	4.30%	4.09%	4.37%
Net interest margin	4.41%	4.95%	4.66%	5.01%

PER SHARE DATA
Basic earnings per share (2)	$ 0.11	$ 0.24	$ 0.79	$ 1.03
Diluted earnings per share (3)	0.11	0.24	0.79	1.01
Book value per share (5)	8.48	8.56	8.48	8.56
Tangible book value per share (5)	6.06	6.28	6.06	6.28
Market price per share:
High for the period	$ 12.840	$ 17.580	$ 16.280	$ 17.580
Low for the period	$ 9.930	$ 15.290	$ 9.930	$ 12.135
Close for period end	$ 9.980	$ 15.940	$ 9.980	$ 15.940
Cash dividends declared per share	$ 0.090	$ 0.100	$ 0.420	$ 0.395

Average number of shares outstanding:
Basic (2)	10,669,554	11,385,327	10,915,271	11,312,847
Diluted (3)	10,714,453	11,588,573	11,006,673	11,516,232

(1)     Amounts are annualized.
(2)     Amounts calculated exclude ESOP shares not committed to be released.
(3)     Amounts calculated exclude ESOP shares not committed to be released and include common stock equivalents.
(4)     Non-interest expense divided by net interest income and non-interest income.
(5)     Amounts calculated include ESOP shares not committed to be released.
(6)     Net interest income divided by non-interest expense.
(7)     Yield on interest-earning assets less cost of funds on interest bearing liabilities.

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